SBS MINING CORP MALAYSIA SDN. BHD.
AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
JUNE 30, 2015 AND 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SBS Mining Corp Malaysia SDN. BHD.:

We have audited the accompanying consolidated balance sheets of SBS Mining Corp Malaysia SDN. BHD. (“the Company”) as of June 30, 2015 and 2014 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of SBS Mining Corp Malaysia SDN. BHD., as of June 30, 2015 and 2014, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC
B F Borgers CPA PC

Lakewood, CO
March 13, 2017

SBS MINING CORP MALAYSIA SDN. BHD. BALANCE SHEETS AUDITED

	June 30, 2015	June 30, 2014
Assets
CURRENT ASSETS
Cash and bank balances	$4,940	$70,916
Other receivables and deposits	137,942	1,913
Amounts due from related parties	19,393	22,820
TOTAL CURRENT ASSETS	162,275	95,649

Property and equipment, net	86,359	124,808

TOTAL ASSETS	$248,634	$220,457

LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIT)
Other payables and accrued liabilities	$11,690	$8,929
Amounts due to controlling shareholder	550,801	417,306
Amounts due to related parties	32,255	34,618
TOTAL CURRENT LIABILITIES	594,746	460,853
TOTAL LIABILITIES	594,746	460,853

STOCKHOLDERS’ EQUITY(DEFICIT)
Capital stock: authorized 1,000,000 shares of MYR 1, 600,000 and 100,000 shares of common stock, respectively as at June 30, 2015 and June 30, 2014	183,493	30,673
Accumulated other comprehensive income	49,165	3,693
Accumulated deficit	(578,770)	(274,762)
TOTAL STOCKHOLDERS’ (DEFICIT)	(346,112)	(240,396)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$248,634	$220,457

The accompanying notes are an integral part of these financial statements.

SBS MINING CORP MALAYSIA SDN. BHD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
AUDITED

	Fiscal Year Ended
	June 30,	June 30,
	2015	2014

REVENUE	$-	$-

OPERATING EXPENSES
Exploration expenses	3,651	130,393
Office and general administrative costs	111,142	85,458
Depreciation	29,064	21,966
Salaries and benefits	144,108	32,052
Professional fees	16,043	4,699
OPERATING LOSS	304,008	274,568

Loss before taxation	(304,008)	(274,568)

Taxation expenses	-	(883)

NET LOSS	$(304,008)	$(275,451)

NET LOSS PER COMMON SHARE - BASIC	$(0.66)	$(3.13)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING- BASIC	461,644	88,058

Comprehensive Income (Loss):
Net loss	$(304,008)	$(275,451)
Effect of foreign currency translation	45,472	3,709
Comprehensive Loss	$(258,536)	$(271,742)

The accompanying notes are an integral part of these financial statements.

SBS MINING CORP MALAYSIA SDN. BHD.
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
AUDITED

	Common stock		Retained Earnings	Accumulated Other Comprehensive
	Shares	Amount	(Deficit)	Income	Total

Balance, June 30, 2013	3	$1	$689	$(16)	$674
Share issuance for cash	100,000	30,673			30,673
Share return	(3)	(1)			(1)
Net income (loss)			(275,451)		(275,451)
Foreign currency translation adjustments				3,709	3,709
Balance, June 30, 2014	100,000	30,673	(274,762)	3,693	(240,396)
Share issuance for cash	500,000	152,820			152,820
Net income (loss)			(304,008)		(304,008)
Foreign currency translation adjustments				45,472	45,472
Balance, June 30, 2015	600,000	$183,493	$(578,770)	$49,165	$(346,112)

The accompanying notes are an integral part of these financial statements.

SBS MINING CORP MALAYSIA SDN. BHD.
STATEMENTS OF CASH FLOWS
AUDITED

	Fiscal year ended June 30,
	2015	2014
Operating Activities
Net loss	$(304,008)	$(275,451)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation	29,064	21,966
Changes in operating assets and liabilities:
Decrease (increase) in amount due from related parties	-	(22,100)
Decrease (increase) in other receivable and deposits	(149,529)	(354)
Increase (decrease) in other payables and accrual	4,500	7,120
Increase (decrease) in amounts due to holding company	215,179	412,589
Increase (decrease) in amounts due to related parties	3,110	34,012
Net cash used by operating activities	(201,684)	177,782

Investing Activities
Purchase plant and equipment	(4,007)	(138,842)
Net cash (used) by investing activities	(4,007)	(138,842)

Financing Activities
Proceeds from sale of common stock	152,820	30,673
Net cash provided by financing activities	152,820	30,673

Effects of exchange rates on cash	(13,105)	875

Increase (decrease) in cash	(65,976)	70,488

Cash at beginning of period	70,916	428

Cash at end of period	$4,940	$70,916

Supplemental cash flow information and noncash financing activities:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

SBS MINING CORP MALAYSIA SDN. BHD.
Notes to the Financial Statements
 (AUDITED)

NOTE 1 – NATURE OF OPERTIONS AND BASIS OF PRESENTATION

SBS Mining Corp Malaysia SDN. BHD. (the “Company” or “SBS”), incorporated and domiciled in Malaysia, is a producer of metal ore and is focused on producing iron ore, bauxite and tin ore. Currently SBS is principally engaged in the prospecting of minerals and the extraction of minerals upon successful exploration.

The registered office of the Company is located at 23-2 Jalan 45N/26 Sri Rampai, Setapal 53300 Kuala Lumpur. The principal place of business of the Company is located at No 1, 1st Floor, Lorong Sekilau 1, Bukit Sekilau, 25200 Kuanan, Pahang Darul Makmur, Malaysia.

SBS holds licenses to the following two (2) properties on which it has completed prospecting for iron ore:

NO	Mining Land	Mining Area (Hectares)
1	Sungai Bekil, Mukim Of Batu Talam, State Of Pahang Darul Makmur, Malaysia	50
2	Sungai Semeriang, Mukim Of Batu Talam, State Of Pahang Darul Makmur, Malaysia	50

The total mining area measures approximately 100 hectares (247 Acres).

As a result of a continuing downward trend for iron ore prices which have currently fallen below economic extraction levels, SBS has determined to leave the existing iron ore resources in place until such time as the price per tonne returns to levels allowing for profitable extraction and sale of the resource. Under the licensing agreements, SBS has the right to extract and sell the iron ore, subject to payment of a royalty to the Kingdom of Malaysia who owns the resource. Recently SBS has acquired the rights to certain bauxite resources and trading in the surrounding area to its existing licenses. China continues to import large amounts of bauxite from Malaysia following an export ban in Indonesia which stopped the supplies of the ore to the world's biggest consumer of industrial metals.

SBS is taking advantage of the increased demand for Malaysian Bauxite and has entered into agreements for the acquisition and export of Bauxite from various local mining operations.  Sales are expected to commence prior to the close of 2017 with the anticipated export of approximately 110,000 tonnes of Bauxite monthly, FOB Kuala Lumpur.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operating costs.  While there are sufficient funds to carry out the current operations of the Company, with no revenue generating operations there remains substantial doubt about our ability to continue as a going concern. As at June 30, 2015, the Company has an accumulated deficit of $578,770. While we presently have limited cash on hand, the Company may be dependent upon the raising of additional capital through placement of our common stock in order to fully implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might cause results from this uncertainty.

SBS MINING CORP MALAYSIA SDN. BHD.
Notes to the Financial Statements
 (AUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheets and statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Functional Currency

The Company's functional currency is the Malaysian Ringgit and reporting currency is the U.S. dollar. All transactions initiated in Malaysian Ringgit are translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-30, "Translation of Financial Statements," as follows:

i)              Assets and liabilities at the rate of exchange in effect at the balance sheet date.
ii)             Equity at historical rates.
iii)            Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are included in accumulated other comprehensive income (loss) in stockholders’ equity.

Mineral Properties

The Company is primarily engaged in the business of the acquisition, exploration, development, mining, and production of mineral properties, with a current emphasis on iron ore and bauxite.  Mineral claim and other property acquisition costs are capitalized as incurred.  Such costs are carried as an asset of the Company until it becomes apparent through exploration activities that the cost of such properties will not be realized through mining operations.  Mineral exploration costs are expensed as incurred, and when it becomes apparent that a mineral property can be economically developed as a result of establishing proven or probable reserve, the exploration costs, along with mine development costs, are capitalized.  The costs of acquiring mineral claims, capitalized exploration costs, and mine development costs are recognized for depletion and amortization purposes under the units-of-production method over the estimated life of the probable and proven reserves.  If mineral properties, exploration, or mine development activities are subsequently abandoned or impaired, any capitalized costs are charged to operations in the current period.

Exploration expenditures
Exploration, acquisition (except for property purchase costs), and general and administrative costs related to exploration projects and prospecting activities are charged to expense as incurred. During the fiscal years ended June 30, 2015 and 2014, the Company incurred exploration expenses of $3,651 and $130,393, respectively.  As at June 30, 2014 the Company had completed its prospecting activities in relation to certain iron ore resources, at which time all associated overhead pending the extraction of the resource in place has been allocated to general operating expense.

Inventory
Inventories are stated at the lower of costs incurred or market. Inventories include metals product inventory, which is determined by the stage at which the minerals are in processing (stockpiled minerals, work in process and finished goods).

Stockpiled minerals inventory represents iron ore that has been excavated from inside the mine and then placed on pad area before being crushed and bagged.   Stockpiles reserves are measured by estimating the number of tons

SBS MINING CORP MALAYSIA SDN. BHD.
Notes to the Financial Statements
 (AUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mineral Properties (Cont’d)

Inventory (Cont’d)

added and removed from the stockpile, the number of contained metal ounces or pounds (based on assay data) and the estimated metallurgical recovery rates (based on the expected processing method). Stockpile mineral tonnages are verified by periodic surveys. Costs are allocated to a stockpile based on relative values of material stockpiled and processed using current mining costs incurred up to the point of stockpiling the minerals, including applicable overhead, depreciation, depletion and amortization relating to mining operations, and removed at each stockpile’s average cost per recoverable unit.

Work in process inventory represents iron ore that is currently in the process of being converted to a saleable product and may include inventories in our milling process.  In-process material is measured based on assays of the material fed into the process and the projected recoveries of the respective plants. In-process inventories are valued at the average cost of the material fed into the process attributable to the source material coming from the mines and stockpiles, plus the in-process conversion costs, including applicable depreciation relating to the process facilities incurred to that point in the process.

The Company categorizes all of its inventory as work in process.  The Company processes its inventory which ships to a refiner for end processing and so it never carries finished goods.

Inventory of bauxite includes material acquired from local mining operations as well as transport costs for unshipped material and in transit materials on the basis of weight in tonnes.

At the present time, we do not hold any work in process inventory for iron ore or bauxite.  Until we begin receiving regular revenues from our milling operations, all milling and smelting costs are expensed as incurred.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company has yet to realize revenues from operations.  Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

SBS MINING CORP MALAYSIA SDN. BHD.
Notes to the Financial Statements
 (AUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Plant and equipment and depreciation

Property and equipment are stated at cost and are depreciated over their estimated useful lives using the straight-line method.  Expenditures for ordinary maintenance and repairs are charged to expense as incurred.  Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is reflected on the consolidated statements of operations.

Estimated useful lives for motor vehicle is 5 years, computers, tools and office equipment are 3 years.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. During the fiscal years ended June 30, 2015and 2014, there was no impairment of long-lived assets

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. FASB ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. FASB ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

Loss per Common Share

In accordance with ASC Topic 280 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

SBS MINING CORP MALAYSIA SDN. BHD.
Notes to the Financial Statements
 (AUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) Topic 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

NOTE 3 – PROPERTY AND EQUIPMENT

	June 30, 2015	June 30, 2014
Motor Vehicle	$109,401	$128,737
Office Equipment	6,916	7,401
Computers and Software	18,284	12,013
Tools & Equipment	560	659
Total	135,161	148,810
Less accumulated depreciation	(48,802)	(24,002)
Property and Equipment, Net	$86,359	$124,808

Depreciation expense of approximately $29,064 and $21,966 was recorded by the Company for the fiscal years ended June 30, 2015 and 2014, respectively.

NOTE 4 – OTHER RECEIVABLE AND DEPOSITS

The detail of other receivable and deposits at the end of each fiscal year is as follows:

	June 30, 2015	June 30, 2014
Deposit paid on behalf of arms length third party	$132,190	$-
Advances	4,005	824
Security Deposits	1,719	1,089
Sale tax receivable	28	-
Total	$137,942	$1,913

NOTE 5 – OTHER PAYABLE AND ACCRUED LIABILITIES

The detail of other payable and accrued liabilities at the end of each fiscal year is as follows:

	June 30, 2015	June 30, 2014
Accrued salary and payroll liabilities	$7,632	$5,710
Accrued other expenses	4,058	3,219
Total	$11,690	$8,929

SBS MINING CORP MALAYSIA SDN. BHD.
Notes to the Financial Statements
 (AUDITED)

NOTE 6 – CAPITAL STOCK

Authorized:	2015	2014
Ordinary Shares of MYR 1 each
Balance, at the beginning of the financial year	100,000	100,000
Increased during the financial year	900,000	-
Balance, at the end of the financial year	1,000,000	100,000

Issued and outstanding:	2015	2014
Ordinary Shares of MYR 1 each
Balance, at the beginning of the financial year	100,000	3
Shares returned for transfer and reissue	-	(3)
Shares issued during the financial year	500,000	100,000
Balance, at the end of the financial year	600,000	100,000

During fiscal 2014 the holders of 3 ordinary shares returned the shares to treasury for cancelation and reissue.

As of June 30, 2015, 600,000 shares of common stock shares were issued and outstanding, of these amounts our officers and directors held a total of 150,000 ordinary shares representing 25% with our controlling shareholder holding a total of 450,000 ordinary shares or 75%.

NOTE 7 – CHANGE IN CONTROL

Up to March 26, 2015 the Company’s 75% controlling shareholder was LYF & Sons Realty Sdn Bhd, a private limited company incorporated in Malaysia.   On March 26, 2015 the Company and GMCI Corp (formerly known as Pacific Metals Corp.), a Nevada company, entered into a Share Exchange Agreement with all the shareholders of the Company pursuant to which all 600,000 issued and outstanding shares of the Company were exchanged for 500,000,000 restricted shares of GMCI Corp. common stock.  Concurrently the Company became a wholly owned subsidiary of GMCI Corp.

NOTE 8 – RELATED PARTY TRANSACTIONS

(1)	Amounts due to controlling shareholder:
	2015	2014
Expenses paid on behalf of the Company
By controlling shareholder, LYF & Sons Realty Sdn Bhd	$550,801	$417,306

(2)	Amounts due from related parties
	2015	2014
Funds advanced to:
Lok Khing Ming - Director	$5,420	$6,378
Liew Chin Loong - Director	12,651	14,886
Mohd Tajuddin Bin Abdullah (resigned on April 10, 2015)	1,322	1,556
Total	$19,393	$22,820

(3)	Amounts due to related parties
	2015	2014
Funds received from Directors
Liew Chin Loong - Director	$32,255	$34,618

SBS MINING CORP MALAYSIA SDN. BHD.
Notes to the Financial Statements
 (AUDITED)

NOTE 9 – MINERAL LICENSES

On January 4, 2014 the Company entered into two agreements with unrelated third parties, YM Tengku Dato’ Kalsom Ibni Al-Marhum Sultan Abu Bakar and YM Tengku Dato’ Norazahan Ibni Al-Marhum Sultan Abu Bakar where under the Company was granted in consideration of all work and fees payable on the underlying lands a power of attorney granting a license to prospect, extract and monetize iron ore on the following two (2) properties:

NO	Mining Land	Mining Area (Hectares)
1	Sungai Bekil, Mukim Of Batu Talam, State Of Pahang Darul Makmur, Malaysia	50
2	Sungai Semeriang, Mukim Of Batu Talam, State Of Pahang Darul Makmur, Malaysia	50

The total mining area measures approximately 100 hectares (247 Acres). Under the terms of the agreements the Company may extract and sell the iron ore subject to the payment of 5% royalties, tributes, and all such other fees and expenses as may be assessed. Concurrently with the aforementioned agreements the Company and each of the respective parties entered into an exclusive operating agreement the terms of which set out terms and conditions for the mining operation including the annual costs of the mineral license, rents and other fees over the two-year term of the mineral license, totaling US$8,200 (RM$31,000) per mining area.

NOTE 10 – TAX EXPENSE

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal year ended June 30, 2015 and 2014, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $578,770 and $274,762 at June 30, 2015 and 2014, respectively, and will begin to expire in the year 2034.

The deferred tax assets created from current and prior year net operating loss carry forwards have been calculated at a rate of 16% in Malaysia.

The Company had deferred income tax assets as of fiscal year ended June 30, 2015 and 2014 as follows:

	June 30, 2015	June 30, 2014
Operating loss carryforward cumulative	$578,770	$274,762
Statutory tax rate	20%	20%
Loss carryforwards	115,754	54,950
Less - valuation allowance	(115,754)	(54,950)
Total net deferred tax assets	$-	$-

SBS MINING CORP MALAYSIA SDN. BHD.
Notes to the Financial Statements
 (AUDITED)

NOTE 11 – SUBSEQUENT EVENTS

On July 10, 2015 the Company entered into a two-year lease commencing August 1, 2015 for office premises in Kuala Lumpur.  Under the terms of the lease the Company will pay monthly rent of $690 USD (RM$2,600) and shall be responsible for all monthly utilities.  The Company has paid a deposit of two month rent and a deposit for utilities totaling $2,060 USD (RM$7,800).   The annual lease commitment, exclusive of utilities is noted below:

Fiscal 2016:  US$ 7,560 (RM$28,600)
Fiscal 2017   US$ 8,200 (RM$31,200)
Fiscal 2018    US$ 690 (RM$2,600)

In January 2016, the licenses for the mineral concessions disclosed above in Note 9 expired. SBS is in negotiations with the owners of these concessions to obtain an extension.